                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Westinghouse Electric Corporation of our report dated February 12, 1996 except for the restatement discussed in Note 23, for which the date is March 31, 1996, which is included in its Form 8-K dated September 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP
600 Grant Street
Pittsburgh, Pennsylvania 15219-9954

October 17, 1996